Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNGING FIRM

We consent to the incorporation by reference in Registration Statement 333-148709 on Form S-8 of LaPorte Bancorp, Inc. of our report dated June 20, 2013 appearing in this Annual Report on Form 11-K of the Savings Plan for Employees of The LaPorte Savings Bank for the year ended December 31, 2012.

                                                                                                                                                                                                   /s/ Crowe Horwath LLP

                                                                                                                                                                                                   Crowe Horwath LLP

South Bend, Indiana
June 20, 2013